EXHIBIT 10.3
THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
AMENDED AND RESTATED
CONVERTIBLE PROMISSORY NOTE
August 31, 2022
Culver City, California
WHEREAS, NantCell, Inc. (formerly known as ImmunityBio, Inc.), a Delaware corporation, with offices at 9920 Jefferson Boulevard, Culver City, California 90232 (the “Company”), entered into a Promissory Note dated February 22, 2021 (as in effect immediately before the date hereof, the “Original Note”) in favor of Nant Capital, LLC, with offices at 9922 Jefferson Boulevard, Culver City, California 90232 (“Holder”);
WHEREAS, the Company is a wholly owned subsidiary of ImmunityBio, Inc., a Delaware corporation (the “Parent” and, together with the Company, the “Borrowers”), and as such, Parent will receive substantial and direct benefits from the extension of credit evidenced and contemplated by this Note, and Parent has agreed to enter into this Note and assume the obligations under this Note jointly and severally with the Company, to provide assurance for certain obligations of the Company in connection with this Note and to induce the Holder to accept and maintain this Note.
WHEREAS, the Company, Parent and Holder wish to amend and restate the Original Note with the terms of this Amended and Restated Convertible Promissory Note (this “Note”).
NOW, THEREFORE, for good and valuable consideration, the Company, Parent and Holder do hereby (a) amend, restate and replace the Original Note in its entirety and (b) agree as follows:
1.Principal and Interest. For value received, the Borrowers promise to pay, jointly and severally, to the order of Holder, or to the order of Holder’s registered assigns, the principal amount of each advance (each, an “Advance” and, collectively, the “Advances”) made by Holder to the Borrowers pursuant to and evidenced by this Note, in immediately available funds, at the times and in the manner set forth herein.
(a)Advances. The principal amount of each Advance made by Holder to the Borrowers hereunder, the date on which each such Advance is made, the amount of any prepayment or partial prepayment of any such Advance, and the outstanding principal amount of each such Advance, shall be specified in Schedule A attached hereto. The Borrowers shall be entitled to update Schedule A hereto from time to time to reflect updated information relating to the Advances made by Holder to the Borrowers hereunder and any prepayments or partial prepayments of the outstanding principal amounts of any such Advances. The information reflected in any such updated version of Schedule A delivered by the Borrowers to Holder shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information recorded, provided, however, that the failure of the Borrowers to update the information specified in Schedule A in connection with the making by Holder to the Borrowers of any Advance or the payment or partial prepayment by the Borrowers of any such Advance shall not affect the obligations of the Borrowers hereunder to repay the principal amount of any such Advance (and any interest unpaid having accrued thereon) in accordance with the terms of this Note.
(b)Interest and Payments. The outstanding principal amount of each Advance made by Holder to the Borrowers pursuant to this Note shall bear interest from and including the date such Advance is made to but excluding the date such Advance is paid in full at a per annum rate equal to six percent (6%), compounded annually and computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be. Payments of accrued but unpaid interest shall be due and payable quarterly commencing on September 30, 2022 (i.e., September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023, etc.). All amounts of principal of and, to the extent permitted by law, interest due and payable with respect to any Advance not paid within 5 business days of when due or upon the acceleration thereof pursuant to Section 2 hereof, shall bear interest (“Default Interest”) from the date due until the date paid in full at an overdue rate per annum equal to eight percent (8%). Such Default Interest shall be payable on demand and such increased rate of interest shall continue until such delinquent amount(s), with interest thereon at such increased rate, shall have been paid in full. Acceptance of any delinquent payments by Holder shall not waive or affect any prior default.
(c)Maturity Date. The unpaid principal of each Advance, and any accrued and unpaid interest thereon, shall be due and payable on September 30, 2025.
(d)Optional Prepayment. Upon at least five (5) Business Days’ prior written notice to Holder, unless Holder converts this Note in accordance with Section 3(b) below, Borrowers may prepay the outstanding amount of any Advance (together with accrued and unpaid interest thereon) at any time, either in whole or in part, without premium or penalty and without the prior consent of Holder. Any such notice of prepayment by Borrowers shall specify the amount of this Note to be prepaid and the proposed prepayment date.
2.Events of Default. An “Event of Default” occurs (a) upon the initiation by any Borrower of any voluntary case under any bankruptcy, insolvency or other similar law; (b) if an involuntary case under any bankruptcy, insolvency or other similar law is commenced against any Borrower with respect to it or its debt and such involuntary case remains undismissed or unstayed for a period of 90 days; or (c) upon a general assignment of assets by any Borrower for the benefit of creditors. Upon the occurrence of any Event of Default, all amounts outstanding hereunder in respect of the principal amount of any Advance and all unpaid interest having accrued thereon, shall be accelerated and become immediately due and payable without notice to or demand on any Borrower.
3.Conversion.
(a)Voluntary Conversion at Holder’s Option. Holder has the right, at Holder’s option, at any time prior to payment in full of the principal amount of this Note (other than any time period beginning on receipt of a notice of prepayment pursuant to Section 1(d) hereof and ending on the proposed prepayment date specified in such notice of prepayment), to convert all of the outstanding principal amount of this Note and the accrued and unpaid interest on this Note into fully paid and nonassessable shares of the Parent’s common stock at a price per share equal to $5.67 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) (the “Voluntary Conversion Price”). The total combined number of shares of common stock to be issued upon voluntary conversion pursuant to this Section 3(a) shall equal (x) the outstanding principal amount of this Note and all accrued and unpaid interest thereon, divided by (y) the Voluntary Conversion Price.

(b)Voluntary Conversion upon Notice of Prepayment. Upon receipt of a written notice of prepayment from a Borrower pursuant to Section 1(d) hereof, Holder has the right, at Holder’s option and upon written notice from Holder to Borrowers, at any time prior to the proposed prepayment date specified in such notice of prepayment, to convert the outstanding principal amount of this Note to be prepaid (as specified in such notice of prepayment) and the accrued and unpaid interest thereon into fully paid and nonassessable shares of the Parent’s common stock at a price per share equal to the Voluntary Conversion Price. The total combined number of shares of common stock to be issued upon voluntary conversion pursuant to this Section 3(b) shall equal (x) the outstanding principal amount of this Note so converted and all accrued and unpaid interest thereon, divided by (y) the Voluntary Conversion Price.
(c)Conversion Pursuant to Section 3(a) or 3(b). Before Holder shall be entitled to convert this Note into shares of common stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Borrowers whereby the holder agrees to indemnify the Borrowers from any loss incurred by it in connection with this Note) and give written notice to the Borrowers at their principal corporate offices of the election to convert the same pursuant to Section 3(a) or 3(b), and shall state therein the amount of the unpaid principal amount of this Note to be converted, together with all accrued and unpaid interest. The Parent shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates, or evidence of the applicable book entry or entries, for the number of shares to which Holder shall be entitled upon such conversion, including a check payable to Holder for any cash amounts payable as described in Section 3(d). Any conversion of this Note pursuant to Section 3(a) or 3(b) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 3(c) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.
(d)Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Parent issuing any fractional shares to the Holder upon the conversion of this Note, the Borrowers shall pay to Holder an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Borrowers shall pay to Holder any interest accrued on the amount converted and on the amount to be paid by the Borrowers pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, each Borrower shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to either Borrower for cancellation.
(e)Notices of Record Date. In the event of:
(i)Any taking by the Parent of a record of the holders of any class of securities of the Parent for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
(ii)Any capital reorganization of the Parent, any reclassification or recapitalization of the capital stock of the Parent or any transfer of all or substantially all of the assets of the Parent to any other Person or any consolidation or merger involving the Parent; or
(iii)Any voluntary or involuntary dissolution, liquidation or winding-up of the Parent, the Parent will mail to Holder at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.
(f)Reservation of Stock Issuable Upon Conversion. The Parent shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of this Note such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Parent will use its reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.
4.Miscellaneous.
(a)Notice. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth herein or on the register maintained by the applicable Borrower. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given where received.
(b)No Waiver. No failure or delay by Holder to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.
(c)Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(d)Entire Agreement. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby.
(e)Default Rates; Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(f)Waiver by the Borrowers. Each Borrower hereby expressly waives presentment, protest, notice of protest, notice of default, notice of dishonor and all other demands and notices relating to his Note of any kind or nature whatsoever.
(g)Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.
(i)    Subject to the restrictions on transfer described in this Section 4(g), the rights and obligations of the Borrowers and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)    With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to each Borrower prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, or other evidence if reasonably satisfactory to the Borrowers, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Borrowers, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Borrowers. If a determination has been made pursuant to this Section 4(g) that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Borrowers, the Borrowers shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Parent such legend is not required in order to ensure compliance with the Act. The Parent may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(iii)    This Note shall be a registered note. Each Borrower will keep, at its principal executive office, books for the registration and registration of transfer of this Note. Subject to Section 4(g)(ii) and any other restrictions on or conditions to transfer set forth in this Note, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Borrowers. Prior to presentation of this Note for registration of transfer, each Borrower shall treat the Person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all purposes whatsoever, whether or not this Note shall be overdue, and no Borrower shall be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Parent’s chief executive office, and promptly thereafter and at the Borrowers’ expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Borrowers of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Borrowers, at their expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.
(iv)    Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of this Note, or any beneficial interest therein, to any person (other than the Parent) unless and until the proposed transferee confirms to the reasonable satisfaction of the Parent that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of this Note, or any beneficial interest therein (in accordance with Rule 506(d) of the Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Parent. Holder will promptly notify the Parent in writing if Holder or, to Holder’s knowledge, any person specified in Rule 506(d)(1) under the Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act.
(h)Contribution.
(i)    To the extent that any Borrower shall make a payment under this Note (a “Borrower Payment”) which, taking into account all other Borrower Payments then previously or concurrently made by the other Borrower, exceeds the amount which otherwise would have been paid by or attributable to such Borrower if each Borrower had paid the aggregate principal of, interest on and any other amounts due and payable under this Note satisfied by such Borrower Payment in the same proportion as such

Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Borrower Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Borrower Payment, then, following the prior payment or conversion in full of this Note, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Borrower Payment.
(ii)    As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Note without rendering such claim voidable or avoidable under any state or federal bankruptcy, insolvency or similar law or other applicable law.
(iii)    This Section 4(h) is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section 4(h) is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Note.
(iv)    The Borrowers, and the Holder by its acceptance of this Note, acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower or Borrowers to which such contribution and indemnification is owing.
(v)    The rights of the indemnifying Borrower against the other Borrower under this Section 4(h) shall be exercisable only upon the prior payment or conversion in full of this Note, and shall survive such payment or conversion.
(i)Governing Law. THIS NOTE AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT APPLICATION OF CONFLICTS OF LAW PRINCIPLES.
(j)Amendment and Restatement. This Note amends and restates in its entirety the Original Note issued by the Company in favor of Holder; and the Company confirms that the Original Note has at all times, since the date of the execution and delivery of such Original Note, remained in full force and effect. The Obligations hereunder are a continuation of the Obligations under (and as such term is defined in) the Original Note. The Borrowers and Holder acknowledge and agree that the amendment and restatement of the Original Note by this Note is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, liabilities, or indebtedness under the Original Note.
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IN WITNESS WHEREOF, the Borrowers have caused this Note to be issued as of the date first written above.

IMMUNITYBIO, INC.

		By:	/s/ David Sachs
		Name:	David Sachs
		Title:	Chief Financial Officer

NANTCELL, INC.

		By:	/s/ David Sachs
		Name:	David Sachs
		Title:	Chief Financial Officer

AGREED AND ACCEPTED:

NANT CAPITAL, LLC

By:	/s/ Charles Kenworthy
Name:	C. Kenworthy
Title:	Manager

SCHEDULE A
TO AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE
ADVANCES

Date of Advance	Original Principal Amount of Advance	Amount and Date(s) of Prepayments of Advance	Outstanding Principal Balance of Advance

February 26, 2021	$40,000,000.00	N/A	$40,000,000.00
Schedule A